UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 27, 2012

SANGUI BIOTECH INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

              000-21271

             84-1330732

 (Commission File Number)                                                     (IRS Employer Identification No.)

Alfred-Herrhausen-Str. 44, 58455 Witten, Germany

(Address of Principal Executive Offices) (Zip Code)

011-49-2302-915-204

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Sangui BioTech GmbH and SastoMed GmbH adjusted the existing sales strategy

SanguiBioTech GmbH is awarded a fixed licensing fee as a percentage of external revenues from sales of the Granulox product by global licensee SastoMed.  The percentage ranges in the uppermost zone of what is usually granted in the pharmaceutical and medical products industries and thus well above the average licensing rate of 7.5% of sales revenues as calculated by market analysts.  Complementing this basic agreement and in consideration of corresponding contributions, the percentage will be permanently increased by one fourth of the current rate as soon as cumulated sales revenues at SastoMed will have exceeded the total of €50,000,000.

SanguiBioTech GmbH will benefit additionally from all future dividends to be paid by the subsidiary according to the percentage of its stake in SastoMed.  Should eventually all the shares of SastoMed GmbH be sold in total to a third party, the existing licensing contract with SanguiBioTech GmbH will persist unchanged.

SanguiBioTech GmbH is a ninety percent subsidiary of Sangui BioTech International, Inc. (www.otcmarkets.com: SGBI)

A copy of the press release is included as exhibit 99.1 to this Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sangui Biotech International, Inc.

Date:

August 31, 2012

/s/ Thomas Striepe

____________________________________

By: Thomas Striepe

Its:  President